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                            KLEER-VU INDUSTRIES, INC.


                           WARRANT PURCHASE AGREEMENT


                                 April 21, 1995



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                                TABLE OF CONTENTS


                                                             PAGE NO.
                                                             --------

1.    Issuance of Warrants..................................   1

2.    Registration Rights...................................   3

      2.1  Definitions......................................   3
      2.2  Form S-3 Registration............................   3
      2.3  Piggy-back Registration..........................   6
      2.4  Obligations of the Company.......................   6
      2.5  Furnish Information..............................   8
      2.6  Expenses of Piggy-back Registration..............   8
      2.7  Underwriting Requirements........................   9
      2.8  Indemnification..................................   9
      2.9  Reports Under Securities Exchange
             Act of 1934....................................  11
      2.10 Assignment of Rights.............................  12
      2.11 No Conflicting Agreements........................  12
      2.12 Rights and Obligations Survive
             Exercise and Expiration of Warrants............  12

3.    Right to Convert Warrants into Common Stock;
      Required Conversion...................................  12

      (a)  Right to Convert.................................  12
      (b)  Method of Exercise...............................  13
      (c)  Determination of Fair Market Value...............  13
      (d)  Required Conversion..............................  14

4.    Mergers...............................................  15

5.    Right to Maintain Percentage Interest.................  15

6.    Company Representations and Warranties................  16

7.    Accounting for Warrants...............................  17

8.    Binding Effect on Successors.........................   17

9.    Notices and Demands...................................  17

10.   Entire Agreement......................................  17


                                       -i-

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                                                             PAGE NO.
                                                             --------

11.   Incorporation of Certain
        Covenants and Agreements............................  17

12.  Paragraph and Section Headings.........................  18

13.  Waiver.................................................  18

14.  Further Assurances.....................................  18

15.  Amendments.............................................  18

16.  Attorney's Fees........................................  18

17.  Governing Law..........................................  18

18.  Counterparts...........................................  18


EXHIBIT
-------

Exhibit A - Form of Warrant


                                      -ii-

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                           WARRANT PURCHASE AGREEMENT


     THIS WARRANT PURCHASE AGREEMENT (this "AGREEMENT"), dated as of April 21, 1995, is entered into by and between:

          (1) KLEER-VU INDUSTRIES, INC., a Delaware corporation (the "COMPANY"), and

          (2) PACIFIC MEZZANINE FUND, L.P. ("PMF"), BW CAPITAL CORPORATION ("BW"), PACIFIC PRIVATE CAPITAL ("PPC"), and SIGNAL RESOURCES, a California general partnership ("SIGNAL") of which H. P. Park and David W. Hardee are the general partners (PMF, BW, PPC and Signal, together with their respective successors and assigns, are referred to collectively as the "PURCHASERS").


                                 R E C I T A L S

     A. KLEER-VU PLASTICS CORPORATION, PAS INDUSTRY, INC., and PRO LINE STORAGE CORPORATION (the "BORROWERS"), each of which is a wholly-owned subsidiary of the Company, and PMF have entered into a Senior Subordinated Loan and Security Agreement, dated as of April 21, 1995 (the "PMF CREDIT AGREEMENT"), and the Company and Signal have entered into a Senior Subordinated Loan and Security Agreement, dated as of April 21, 1995 (the "SIGNAL CREDIT AGREEMENT").

     B. It is a condition precedent to PMF's obligations under the PMF Credit Agreement and Signal's obligations under the Signal Credit Agreement that (1) the Company issue to Purchasers warrants to purchase shares of the common stock, $0.10 par value, of the Company (together with any securities into or for which such common stock may hereafter be converted or exchanged, the "Common Stock"), subject to the terms and conditions hereof, and (2) the Company grant certain registration and other rights with respect to such warrants as set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and other valuable consideration, the parties hereto agree as follows:


                                A G R E E M E N T


     1.   ISSUANCE OF WARRANTS.

     (a) The Company hereby issues to each Purchaser and such Purchaser hereby accepts from the Company warrants in the form attached hereto as Exhibit A (together with any warrants issued


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upon transfer or partial exercise thereof, the "WARRANTS") entitling the holder thereof to purchase the following number of shares of Common Stock (subject to adjustment as provided therein):

          Name                                 No. of Shares
          ----                                 -------------
Pacific Mezzanine Fund, L.P.                   402,824
BW Capital Corporation                          90,635
Pacific Private Capital                         10,071
Signal Resources                               151,059
                                               -------
                     Total:                    654,589
                                               -------
                                               -------


     Notwithstanding anything to the contrary set forth in the Warrants, the Warrants issued to Signal Resources shall not be exercisable unless and until the Company obtains stockholder approval of such Warrants.

     (b) The Company may permit any lender (an "ADDITIONAL LENDER") who makes a loan to the Company or the Borrowers on or before the first anniversary of the date of this Agreement to become a "Purchaser" hereunder by executing a counterpart signature page hereto and delivering copies thereof to each other Purchaser. The Company may issue to each Additional Lender a warrant in the form attached hereto as Exhibit A entitling such Additional Lender to purchase up to 100,706 shares of Common Stock for each $1,000,000 of principal amount of the loan made by such Additional Lender (as proportionately adjusted for stock dividends, stock splits, reverse stock splits and the like effected after the date of this Agreement); PROVIDED that the number of shares purchasable under all such warrants issued to Additional Lenders shall not exceed 151,059 shares of Common Stock (as so adjusted). The warrants, if any, issued under this Paragraph 1(b), and any warrants issued upon transfer or partial exercise thereof, shall be included in the term "Warrants."

     (c) The Warrants and the shares of Common Stock issued or issuable upon exercise or conversion thereof shall be sometimes collectively referred to herein as the "SECURITIES."

     (d) Each Purchaser represents to the Company that such Purchaser is acquiring the Securities and, in the case of PMF, the Note under the PMF Credit Agreement, for investment, solely for its own account and not with view to, or for sale in connection with, any distribution, subdivision or fractionalization thereof; PROVIDED that it is understood that PMF intends to participate a portion of the loan evidenced by the Note to BW. Each Purchaser has delivered to the Company an Investor Questionnaire confirming, among other things, investment intent and that such Purchaser is an "accredited investor" within the meaning of Regulation D under the Securities Act.

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      2.  REGISTRATION RIGHTS. The Company covenants and agrees as follows:

          2.1   DEFINITIONS. For purposes of this Agreement:

               (a) The terms "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document;

               (b) The term "REGISTRABLE SECURITIES" means (i) the Common Stock issuable or issued upon exercise or conversion of the warrants, and (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Common Stock; excluding in all cases, however, any Registrable Securities sold or transferred by a person in a transaction in which his rights under this
Section 2 with respect to such Registrable Securities are not assigned;

               (c) The term "HOLDER" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Paragraph 2.10 hereof;

               (d) The term "INITIATING HOLDERS" means Holders who in the aggregate hold at least a majority of the Registrable Securities;

               (e) The term "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar United States federal statute and the rules and regulations of the Securities and Exchange Commission ("SEC") thereunder, all as the same shall be in effect at the time; and

               (f) The term "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which similarly permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

          2.2 FORM S-3 REGISTRATION. If the Company shall receive from the Initiating Holders a written request or requests that the Company effect a registration on Form S-3 with respect to all or a part of the Registrable Securities owned by such Initiating Holders, the Company will:

               (a) promptly give written notice of the proposed registration to all other Holders; and

               (b) as soon as practicable, and in any event within ninety (90) days after the giving of such request by the Initiating Holders, effect such registration and all such qualifications and

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compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Initiating Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given to the Company within twenty
(20) days after receipt of such written notice from the Company; PROVIDED, HOWEVER, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Paragraph 2.2: (1) if Form S-3 is not available for such offering by the Initiating Holders; (2) if the Initiating Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to include in the registration Registrable Securities and such other securities (if any) with a market value of less than $1,000,000 in the case of non-underwritten offerings, or $2,000,000 in the case of underwritten offerings; (3) if the Company shall furnish to the Initiating Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 90 days after receipt of the request of the Initiating Holders under this Paragraph 2.2; PROVIDED, HOWEVER, that the Company shall not utilize this right more than once in any twelve-month period; (4) if the Company has already effected two registrations on Form S-3 for the Holders pursuant to this Paragraph 2.2; or (5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

               (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders. The Company shall bear all expenses incurred in connection with a registration requested pursuant to this Paragraph 2.2, including (without limitation) all registration, filing, qualification, printer's and accounting fees and the reasonable fees and disbursements of one counsel for the selling Holder or Holders (which counsel shall be selected by a majority in interest of the Initiating Holders) and counsel for the Company; PROVIDED, HOWEVER, that the selling Holders shall bear the expenses of any underwriting discounts and commissions attributable to the sale of their shares.

               (d) A registration requested pursuant to this Paragraph 2.2 shall not be deemed to have been effected (and a request by Initiating Holders shall not be deemed to have been made) (i) unless a registration statement with respect thereto has become effective and the selling Holders are legally permitted to sell the Registrable Securities requested to be included therein

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and, unless all the Registrable Securities registered thereby are theretofore sold, such registration statement has remained effective for at least 180 days,
(ii) if after it has become effective, such registration is interfered with for more than twenty (20) days by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason, and the Registrable Securities covered thereby have not been sold, or (iii) if the conditions to closing on the part of the underwriter (if any) with respect to the Company (as opposed to selling Holders) specified in the selling agreement or underwriting agreement (if any) entered into in connection with such registration are not satisfied or waived by the underwriters.

               (e)   (i)   If the Initiating Holders intend to distribute the
Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Paragraph 2.2 and the Company shall include such information in the written notice referred to in Paragraph 2.2(a). In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting (together with the Company as provided in Paragraph 2.2 hereof) shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (subject to the consent of the Company, which consent shall not be unreasonably withheld). Notwithstanding any other provision of this Paragraph 2.2(e), if the managing underwriter of the offering advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder.

                     (ii) The Company shall use commercially reasonable efforts to obtain a firm commitment relative to any registered offering under this Paragraph 2.2 from the underwriter described in Paragraph 2.2(e)(i) above. In the event the Company is unable, after exercising such efforts, to procure such a commitment, the Initiating Holders shall have the option of: (A) accepting whatever underwriting arrangements the Company has been able to obtain; or (B) withdrawing their request, in which case no registration shall be deemed to have been effected under this Paragraph 2.2; or (C) causing the Company to proceed with such registration of Registrable Securities for sale through such underwriter or other distribution channels and on such terms as the

Initiating Holders may arrange on their own. If the Initiating Holders elect to distribute the Registrable Securities covered by their request by means of an underwriting arranged by them, they shall so advise the Company and the Company shall promptly notify all Holders of such election. In the event that the registration is to be underwritten pursuant to arrangements by the Company or by the Initiating Holders, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation.

          2.3  PIGGY-BACK REGISTRATION.   If (but without any obligation to do
so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the Securities Act in connection with the public offering of such securities (other than a registration relating solely to the sale of securities to participants in a Company stock plan or an SEC Rule 145 transaction, or a registration on Form S-4 or Form S-8 or their successors or any other form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after giving of such notice, the Company shall, subject to the provisions of Paragraph 2.7, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

          2.4 OBLIGATIONS OF THE COMPANY. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

               (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred eighty (180) days (which need not be consecutive); PROVIDED that in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, such 180-day period shall be extended, if necessary, to keep the registration statement effective until all Registrable Securities are sold, but only if SEC Rule 415, or any successor rule under the Securities Act, continues to permit an offering on a continuous or delayed basis.

               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement and before filing the registration statement or prospectus or any amendments or supplements thereto, furnish to such counsel as is acceptable to a majority in interest of the selling Holders ("Holders' Counsel") copies of all documents proposed to be filed, which documents will be subject to the review of such counsel, but the Company shall not be bound by any comments of such counsel.

               (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

               (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such state or jurisdiction.

               (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

               (f) Notify each such selling Holder of any stop order issued or threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered, and notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and promptly prepare and furnish to such selling Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

               (g) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 2, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 2, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter, dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

               (h) Otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its securityholders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

               (i) Provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement.

               (j) Use its best efforts to list all Registrable Securities covered by such registration statement on any securities exchange on which any of the Common Stock is then listed.

               (k) In all other respects, provide reasonable assistance to the Holders to permit the sale of the Registrable Securities in an orderly and favorable manner.

          2.5   FURNISH INFORMATION.    It shall be a condition precedent to the
obligations of the Company to take any action pursuant to Paragraphs 2.2, 2.3 or
2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of their Registrable Securities.

          2.6   EXPENSES OF PIGGY-BACK REGISTRATION.   The Company shall bear
and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Paragraph 2.3 for each Holder, including (without limitation) all registration, filing, and qualification fees, printers and accounting fees, and the reasonable fees and disbursements of one counsel for the selling Holders, which counsel shall be selected by the Holders of a majority of the Registrable Securities included in such registration; PROVIDED, HOWEVER, that the selling Holders shall bear the expenses of any underwriting discounts and commissions attributable to the sale of their shares.

          2.7  UNDERWRITING REQUIREMENTS OF PIGGY-BACK REGISTRATION.    In
connection with any offering under Paragraph 2.3 involving an underwriting of shares being issued by the Company, the Company shall not be required to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it. If the total amount of securities, including Registrable Securities, requested to be included in such offering exceeds the amount of securities that the underwriters reasonably believe compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters believe will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling Holders according to the total amount of securities entitled to be included therein owned by each selling Holder or in such other proportions as shall mutually be agreed to by such selling Holders); but in no event shall the amount of securities of the selling Holders included in the offering be reduced below one-third of the total amount of securities included in such offering.

          2.8 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Section 2:

               (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the officers and directors or partners of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") : (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any state securities law arising out of such registration; and the Company will reimburse each such Holder, officer or director or partner, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this Paragraph 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

               (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities in such registration statement or any of its directors or officers or partners or any person who controls such Holder, against any losses, claims, damages, or liabilities (joint or several) to which the Company or any such director, officer, controlling person, or underwriter or controlling person or other such Holder or director, officer or partner or controlling person may become subject, under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or controlling person, other Holder, officer, director or partner, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this Paragraph 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld.

               (c) Promptly after receipt by an indemnified party under this Paragraph 2.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Paragraph 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Paragraph 2.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Paragraph 2.8.

               (d) If the indemnification provided for in this Paragraph 2.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

               (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in any underwriting agreement entered into in connection with any underwritten public offering are in conflict with the foregoing provisions of this Paragraph 2.8, the provisions in the underwriting agreement shall control with respect to the Registrable Securities covered thereby.

          2.9 REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

               (a) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act; and

               (b) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company as to whether it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the 1934 Act, and whether it qualifies as a registrant whose securities may be resold pursuant to Form S-3, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

          2.10  ASSIGNMENT OF RIGHTS.  The rights of each Holder under this
Section 2 may be assigned by such Holder to any partners or affiliates of any such Holder that is a partnership or a corporation or to a transferee or assignee of at least the lesser of (a) all of the Registrable Securities then held by such Holder or (b) 50,000 shares of Registrable Securities (as proportionately adjusted for stock splits, stock dividends or recapitalizations occurring after the date of this Agreement); PROVIDED the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and PROVIDED, FURTHER, that if immediately following such transfer the transferee or assignee holds less than one percent (1%) of the then outstanding shares of Common Stock, such assignment of rights under this Section 2 shall be effective only if the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

          2.11 NO CONFLICTING AGREEMENTS. The Company represents and warrants to the Holders that the Company is not a party to any agreement that conflicts in any manner with the Holders' rights to cause the Company to register Registrable Securities pursuant to this Section 2. The Company covenants and agrees that it shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder to include such securities in any registration if the inclusion of such holder's securities would reduce the amount of the Registrable Securities of the holders that may be included in such registration.

          2.12 RIGHTS AND OBLIGATIONS SURVIVE EXERCISE AND EXPIRATION OF WARRANTS. The rights and obligations set forth in this Section 2 of the Company, the holder of the Warrants and the holder of shares of Common Stock issued upon exercise or conversion of the Warrants shall survive the exercise, conversion or expiration of the Warrants.

          3.   RIGHT TO CONVERT WARRANTS INTO COMMON STOCK; REQUIRED CONVERSION.

               (a) RIGHT TO CONVERT. In addition to and without limiting the rights of the holders under the terms of the Warrants, each holder shall have the right to convert its Warrant or any portion thereof (the "Conversion Right") into shares of Common Stock as provided in this Section 3 at any time or from time to time during the term of such Warrant but only if such Warrant is then exercisable. Upon exercise of the Conversion Right with respect to a particular number of shares subject to the Warrants (the "Converted Shares"), the Company shall deliver to the holder or holders electing to convert (without payment by such holder or holders of any exercise price or any cash or other consideration) that number of shares of fully paid and nonassessable Common Stock equal to the quotient obtained by dividing (x) the value of the Converted Shares on the Conversion Date (as defined in subparagraph (b) hereof), which value shall be determined by subtracting (A) the aggregate Warrant Price (as defined in the Warrants) of the Converted Shares immediately prior to the exercise of the Conversion Right from (B) the aggregate fair market value of the Converted Shares issuable upon exercise of the Warrants (or the specified portion hereof) on the Conversion Date (as herein defined) by (y) the fair market value of one share of Common Stock on the Conversion Date (as herein defined). No fractional shares shall be issuable upon exercise of the Conversion Right, and if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the holder an amount in cash equal to the fair market value of the resulting fractional share on the Conversion Date (as herein defined).

               (b) METHOD OF EXERCISE. The Conversion Right may be exercised by the holders by the surrender of the Warrants to be converted at the principal office of the Company together with a written statement specifying that the holder thereby intends to exercise the Conversion Right and indicating the number of shares subject to the Warrants that are being surrendered (referred to in subparagraph (a) hereof as the Converted Shares) in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of the Warrants to be converted together with the aforesaid written statement, or on such later date as is specified therein (the "Conversion Date") and, at the election of the holder thereof, may be made contingent upon the closing of the consummation of the sale of the Company's Common Stock to the public in a public offering pursuant to a Registration Statement under the Securities Act of 1933, as amended (a "Public Offering"). Certificates for the shares issuable upon exercise of the Conversion Right and, if applicable, a new warrant evidencing the balance of the shares remaining subject to the Warrants shall be issued as of the Conversion Date and shall be delivered to the holder within thirty (30) days following the Conversion Date; PROVIDED that if the Conversion Right is exercised in connection with a Public Offering, certificates for the shares issuable upon such exercise shall be delivered to the holder no later than the closing of such Public Offering.

          (c) DETERMINATION OF FAIR MARKET VALUE. For purposes of this Section 3, fair market value of a share of Common Stock as of a particular date (the "Determination Date") shall mean:

               (i) If the Conversion Right is exercised in connection with and contingent upon a Public Offering, and if the

Company's Registration Statement relating to such Public Offering has been declared effective by the SEC, then fair market value shall be deemed to be the initial "Price to Public" specified in the final prospectus with respect to such offering.

               (ii) If the Conversion Right is not exercised in connection with and contingent upon a Public Offering, then as follows:

                    (A) If traded on a securities exchange or the Nasdaq National Market System, the fair market value shall be deemed to be the average of the closing prices of the Common Stock on such exchange or System over the 30-day period ending five business days prior to the Determination Date;

                    (B) If traded over-the-counter, the fair market value shall be deemed to be the average of the closing or last bid and asked prices of the Common Stock over the 30-day period ending five business days prior to the Determination Date; and

                    (C) If there is no public market for the Common Stock, then fair market value shall be determined by mutual agreement of the holder and the Company. If the holder and the Company are unable to so agree within twenty (20) days after the exercise of the Conversion Right, then during the next ten (10) -day period the holder and the Company shall each select an appraiser experienced in the valuation of private businesses, which appraisers shall then each appraise the fair market value of the Common Stock as of the effective date of the holder's exercise of the Conversion Right, and fair market value shall be deemed to be the average of the two values determined by the two appraisers. In determining fair market value, the appraisers appointed under this Paragraph 3(c)(ii)(C) shall consider all opinions and relevant evidence submitted to them by the parties or otherwise obtained by them except that no consideration shall be given to the minority ownership position of the holder at such time. Each appraiser shall set forth its determination in writing, together with its opinions and considerations on which the opinions are based, with the signed counterparts to be delivered to each party within twenty (20) days of selection of such appraisers. The Company shall bear the fees and expenses of the appraisers.

          (d) REQUIRED CONVERSION. In the event that the closing price of the Common Stock on the American Stock Exchange or any other stock exchange on which the Common Stock is then traded is at least $16.00 per share (as proportionately adjusted for stock dividends, stock splits, reverse stock splits and the like occurring after the date of this Agreement), for any twenty (20) consecutive trading days after the date of this Agreement, then the Warrants, to the extent not already exercised or converted, shall automatically be converted into shares of Common Stock. In such event, the number of Shares of Common Stock deliverable to the holders thereof shall be determined in accordance with the provisions of this Paragraph 3 except that the fair market value of a share of Common Stock shall be deemed to be $16.00 (as proportionately adjusted for stock dividends, stock splits, reverse stock splits and the like occurring after the date of this Agreement).

          4. MERGERS. Unless the Company provides the holders of the Warrants with at least thirty (30) days' notice of the terms and conditions of the proposed transaction, the Company will not (i) sell, lease, exchange, convey or otherwise dispose of all or substantially all of its property or business, or
(ii) merge into or consolidate with any other corporation (other than a wholly-owned subsidiary of the Company), or effect any transaction (including a merger or other reorganization) or series of related transactions, in which more than 50% of the voting power of the Company is disposed of.

          5. RIGHT TO MAINTAIN PERCENTAGE INTEREST. Subject to the terms and conditions specified in this Section 5, the Company hereby grants to each Holder (as defined in Paragraph 2.1(c) of this Agreement) a right to maintain such Holder's percentage ownership interest in the Company with respect to future sales by the Company of its New Securities (as hereinafter defined). Each Holder shall be entitled to apportion the right hereby granted among its partners and affiliates in such proportions as it deems appropriate.

          Each time the Company proposes to offer any New Securities, the Company shall concurrently make an offering of additional shares of such New Securities to each Holder in accordance with the following provisions:

               (a) The Company shall deliver a notice ("Notice") to each Holder stating (i) its BONA FIDE intention to offer or issue such New Securities,
     (ii) the number of such New Securities to be offered, (iii) the price, if any, for which it proposes to offer such New Securities, (iv) if known, the names and addresses of the proposed offerees, (v) the additional number of such New Securities that are concurrently being offered to the Holders, which shall be the number of such New Securities required for the Holders to maintain their respective fully-diluted percentage equity interests in the Company (the "OFFERED SECURITIES"), and (vi) the date (not less than 10 days from the date of the Notice) by which the Company requests that the Holders either acknowledge the Notice or notify the Company that the Notice fails to comply with the requirements of this Section 5 (the "NOTICE ACKNOWLEDGMENT DATE").

               (b) Within 20 calendar days after a majority in interest of the Holders (based on the number of shares of Registrable Securities owned by each Holder) acknowledge to the Company in writing that the Notice complies with the requirements of this Section 5, each Holder may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of the Offered Securities which equals the proportion that the number of shares of Common Stock Deemed Outstanding (as defined in the Warrants) then held by such Holder bears to the total number of shares of Common Stock Deemed Outstanding then held by all Holders. The Holders shall not unreasonably withhold or delay such acknowledgment and, on or before the Notice Acknowledgement Date, a majority in interest of the Holders shall either deliver such acknowledgment to the Company or notify the Company that the Notice fails to comply with the requirements of this
     Section 5. The Company shall promptly, in writing, inform each Holder which purchases all the shares available to it ("Fully-Exercising Investor") of any other Holder's failure to do likewise. During the ten-day period commencing after receipt of such information, each Fully-Exercising Investor shall be entitled to obtain that portion of the Offered Securities not subscribed for by the Holders which is equal to the proportion that the number of shares of Common Stock Deemed Outstanding then held by such Fully-Exercising Investor bears to the total number of shares of Common Stock Deemed Outstanding then held by all Fully-Exercising Investors who wish to purchase some of the unsubscribed New Securities.

               (c) For purposes of this Agreement, the term "NEW SECURITIES" shall mean any shares of, or securities (including, without limitation, options or warrants) convertible into or exchangeable or exercisable for, any class or series of the Company's capital stock.

          6. COMPANY REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to the Purchasers that, after giving effect to the transactions contemplated by the Credit Agreement, the authorized capital stock of the Company is 10,000,000 shares of Common Stock, par value $0.10 per share, of which 2,665,076 shares are issued and outstanding, and 1,000,000 shares of Preferred Stock, par value $10.00 per share, of which 900,000 shares are issued and outstanding. All such issued and outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. The aggregate liquidation preference of the outstanding shares of Preferred Stock is $900,000. The Company has reserved 900,000 shares of its Common Stock for issuance upon the conversion of the Preferred Stock, 654,589 shares of its Common Stock for issuance upon the exercise or conversion of the Warrants and 63,094 shares of its Common Stock for issuance upon the exercise or conversion of stock options. There are no other warrants, options, agreements, securities, conversion privileges or other rights (including, without limitation, preemptive rights or rights of first offer other than as set forth in Section 5 hereof) presently outstanding to purchase any of the authorized but unissued stock of the Company. All such outstanding shares of Common Stock and Preferred Stock were issued in compliance with all applicable federal and state securities laws. Except as contained in this Agreement, the Company is not under any obligation to register (as defined in Paragraph 2.1(a) hereof) any of its presently outstanding securities or any of its securities that may hereafter be issued. The Company qualifies under the Securities Act as a registrant whose stockholders may resell their securities pursuant to Form S-3.

          7. ACCOUNTING FOR WARRANTS. The Company will use its best efforts, subject to generally accepted accounting principles, to account for the Warrants in the manner most advantageous to a majority in interest of the Purchasers, as reasonably determined by such majority in interest.

          8. BINDING EFFECT ON SUCCESSORS. This Agreement and the Warrants shall be binding upon any corporation or other person or entity succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets, and all of the obligations of the Company relating to the Common Stock issuable upon the exercise or conversion of the Warrants shall survive the exercise, conversion and termination of the Warrants. All of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the Holders. The Company will, at the time of the exercise or conversion of the warrants, in whole or in part, upon request of any holder thereof but at the Company's expense, acknowledge in writing its continuing obligation to the holders thereof in respect of the rights (including, without limitation, rights to registration of the shares of Registrable Securities) to which the holders thereof shall continue to be entitled after such exercise or conversion in accordance with this Agreement or the Warrants; PROVIDED, that the failure of the holders thereof to make any such request shall not affect the continuing obligation of the Company to the holders thereof in respect of such rights.

          9. NOTICES AND DEMANDS. Any notice, request or other document required or permitted to be given or delivered to the Holders or the Company shall (a) be in writing, (b) be delivered personally or sent by mail or overnight courier to the intended recipient to each Holder at its address as shown on the books of the Company, or to the Company at the address indicated therefor in the Credit Agreement, unless the recipient has given notice of another address, and (c) be effective on receipt if delivered personally, five
(5) days after dispatch if mailed, and one (1) business day after dispatch if sent by courier service.

          10. ENTIRE AGREEMENT. The Credit Agreement, this Agreement and the exhibits hereto and thereto contain the entire understanding and supersede any prior written or oral agreement among the parties concerning the subject matter contained herein. There are no representations, agreements, arrangements or understandings, oral or written, among the parties hereto, relating to the subject matter contained in this Agreement, which are not fully expressed in the Credit Agreement, this Agreement or the exhibits hereto or thereto.

          11. INCORPORATION OF CERTAIN COVENANTS AND AGREEMENTS. So long as PMF, BW and PPC collectively hold at least five percent (5%) of the Common Stock Deemed Outstanding, the Company will, and will cause each Borrower and each of its other subsidiaries to, perform each of
the covenants and agreements set forth in Sections 3.3(B),   7.9 and 9 of the
PMF Credit Agreement (which covenants and agreements are incorporated herein by reference), and notwithstanding that the Company's indebtedness to PMF may have been repaid at such time.

          12. PARAGRAPH AND SECTION HEADINGS. Captions at the beginning of each numbered paragraph and section of this Agreement are solely for the convenience of the parties and shall not be deemed part of this Agreement.

          13. WAIVER. No waiver of any breach or default of this Agreement by any party hereto shall be considered to be a waiver of any other breach or default of this Agreement.

          14. FURTHER ASSURANCES. The Company and the Purchasers agree to perform any further acts and to execute and deliver any further documents that may be reasonably necessary to carry out the provisions of this Agreement.

          15. AMENDMENTS. This Agreement may be amended or restated, and any rights of any particular holder or all the holders of the Warrants may be waived, only by a written agreement executed by the Company and the holders of Warrants entitling the holders thereof to purchase a majority of the shares of Common Stock then purchasable under all the Warrants then outstanding (PROVIDED that the provisions of Section 2 of this Agreement may be amended or restated, and the rights of any particular Holder or all the Holders of Registrable Securities may be waived, only by a written agreement executed by the Company and the Holders of a majority of the Registrable Securities then held by all Holders); and any such agreement shall be effective and binding with respect to the Company and all holders of the Warrants or Holders of Registrable Securities, as the case may be.

          16. ATTORNEY'S FEES. Should any litigation be commenced between the parties hereto or their personal representatives concerning any provision of this Agreement, the Warrants or the rights and duties of any person in relation thereto, the party prevailing in such litigation shall be entitled, in addition to such other relief that may be granted or that may be provided in the Credit Agreement, to a reasonable sum as and for their or his or its attorneys' fees in such litigation.

          17. GOVERNING LAW. This Agreement has been executed in and shall be subject to and construed under the substantive laws of the State of California (other than the law of conflicts).

          18. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but such counterparts, when taken together, shall constitute but one and the same agreement.

      The foregoing agreement is hereby executed as of the date first above written.

                                   KLEER-VU  INDUSTRIES, INC.


                                   By: /s/ David W. Hardee
                                      ----------------------------------
                                   Title: President
                                          ---------------------------------

                                   PACIFIC MEZZANINE FUND, L.P.
                                    By: Pacific Private Capital,
                                         its General Partner


                                   By: /s/ David Woodward
                                      -------------------------------------
                                       General Partner


                                   BW CAPITAL CORPORATION


                                   By: /s/ illegible
                                      -------------------------------------
                                   Title:  Vice President
                                         ----------------------------------



                                   PACIFIC PRIVATE CAPITAL

                                   By: /s/ David Woodward
                                      -------------------------------------
                                           General Partner


                                   SIGNAL RESOURCES


                                   By: /s/ David W. Hardee
                                      -------------------------------------
                                   Title:  General Partner
                                         ----------------------------------



                                   Additional Lenders:


                                   ----------------------------------------


                                   ----------------------------------------

                                    EXHIBIT A


                                 FORM OF WARRANT

     THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (ii) AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED, (iii) RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF
     SECTION 7 OF THIS WARRANT.


                            KLEER-VU INDUSTRIES, INC.

                           WARRANT TO PURCHASE SHARES
                                 OF COMMON STOCK



     THIS CERTIFIES THAT, for value received, __________________________ - _____________________________ or his or its permitted assigns is entitled to subscribe for and purchase ________________ shares (as adjusted pursuant to Paragraph 4 hereof, the "SHARES") of the fully paid and nonassessable Common Stock of KLEER-VU INDUSTRIES, INC., a Delaware corporation (together with its successors and assigns, the "COMPANY"), at the price of $6.00 per Share (such price and such other price as shall result, from time to time, from the adjustments specified in Paragraph 4 hereof is herein referred to as the "WARRANT PRICE"), subject to the provisions and upon the terms and conditions hereinafter set forth. For purposes of this Warrant:

          (a) the term "COMMON STOCK" shall mean the Company's presently authorized Common Stock, $0.10 par value, and any stock into or for which such Common Stock may hereafter be converted or exchanged;

          (b) the term "COMMON STOCK DEEMED OUTSTANDING" shall mean the sum of the number of shares of Common Stock then outstanding plus the number of shares of Common Stock then obtainable pursuant to (i) any options or warrants to purchase Common Stock (including, without limitation, the Warrants) , (ii) rights to subscribe for Common Stock, (iii) securities by their terms convertible into or exchangeable for Common Stock, and (iv) options or warrants to purchase or rights to subscribe for such convertible or exchangeable securities;

          (c)  the term "DATE OF GRANT" shall mean March 31, 1995;

          (d) the term "WARRANT PURCHASE AGREEMENT" shall mean the Warrant Purchase Agreement, dated as of April 21, 1995, among the Company and the Purchasers thereunder; and

          (e) the term "WARRANTS" shall have the meaning ascribed thereto in the Warrant Purchase Agreement.

     1. TERM. The purchase right represented by this Warrant is exercisable, in whole or in part, at any time and from time to time from and after the earlier of (a) the first (1st) anniversary of the Date of Grant, (b) the occurrence of any of the events set forth in clauses (ii) or (iii) of Section 4(a) of this Warrant, or (c) the liquidation or dissolution of the Company or any action of the Company's stockholders or board of directors in anticipation of liquidation or dissolution, and shall remain exercisable through the sixth
(6th) anniversary of the Date of Grant.

     2.   METHOD OF EXERCISE; PAYMENT; ISSUANCE OF NEW WARRANT.

          (a) CASH EXERCISE. The purchase right represented by this Warrant may be exercised by the holder hereof, in whole or in part and from time to time after the second anniversary of the Date of Grant, by either, at the election of the holder hereof, (i) the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company and by the payment to the Company, by check, of an amount equal to the then applicable Warrant Price per share multiplied by the number of Shares then being purchased, or (ii) if in connection with a registered public offering of the Company's securities, the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A-1 duly executed) at the principal office of the Company together with notice of arrangements reasonably satisfactory to the Company for payment to the Company either by check or from the proceeds of the sale of shares to be sold by the holder in such public offering of an amount equal to the then applicable Warrant Price per share multiplied by the number of Shares then being purchased.

          (b) NET ISSUANCE. Alternatively, the holder of this Warrant may, at its option, convert this Warrant, in whole or in part and from time to time at any time after the Date of Grant, in accordance with the net issuance provisions set forth in Section 3 of the Warrant Purchase Agreement. Until the second anniversary of the Date of Grant, such net issuance procedure shall be the exclusive manner in which this Warrant may be exercised.

          (c)  PROCEDURES.   The person or persons in whose name(s) any
certificate(s) representing shares of Common Stock shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be delivered to the holder hereof as soon as possible and in any event within thirty days of receipt of such notice and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof as soon as possible and in any event within such thirty-day period.

     3. STOCK FULLY PAID; RESERVATION OF SHARES. All Shares that may be issued upon the exercise of the rights represented by this warrant will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

     4. ADJUSTMENT OF WARRANT PRICE AND NUMBER OF SHARES. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

          (a) RECLASSIFICATION, MERGER, ETC. In case of (i) any reclassification, reorganization, change or conversion of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any merger or consolidation of the Company with or into another corporation (other than a merger or consolidation with another corporation in which the Company is the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or (iii) any sale of all or substantially all of the assets of the Company, then the Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to the holder of this Warrant a new Warrant or a supplement hereto (in form and substance satisfactory to the holder of this Warrant), so that the holder of this Warrant shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the shares of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, reorganization, change, conversion, merger or consolidation by a holder of the number of shares of Common Stock then purchasable under this Warrant. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practica-ble to the adjustments provided for in this Paragraph 4. The provisions of this subparagraph (a) shall similarly apply to successive reclassifications, reorganizations, changes, mergers, consolidations and transfers.

          (b) SUBDIVISION OR COMBINATION OF SHARES. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Common Stock, the Warrant Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination.

          (c) STOCK DIVIDENDS. If the Company at any time while this Warrant is outstanding and unexpired shall (i) pay a dividend with respect to Common Stock payable in Common Stock, or (ii) make any other distribution with respect to Common Stock (except any distribution specifically provided for in the foregoing subparagraphs (a) and (b)) of Common Stock, then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

          (d) PRICE ANTIDILUTION. The Warrant Price shall also be subject to adjustment from time to time as follows:

               (i) (A) If, at any time after the Date of Grant, the Company shall issue any Additional Stock (as hereinafter defined) other than in a Qualifying Offering (as hereinafter defined) without consideration or for a consideration per share less than the Warrant Price in effect immediately prior to the issuance of such Additional Stock, then the Warrant Price in effect immediately prior to each such issuance shall forthwith be reduced to the quotient of:

          (x) an amount equal to the sum of (a) Warrant Price in effect immediately prior to such issue multiplied by the number of shares of Common Stock Deemed Outstanding immediately prior to such issue, plus
          (b) the consideration, if any, received or deemed to be received by the Company upon such issue, divided by

          (y) the number of shares of Common Stock Deemed Outstanding immediately after such issue.

                    (B) If, at any time after the Date of Grant, the Company shall issue any Additional Stock in a Qualifying Offering for a consideration per share less than the Current

     Market Price in effect immediately prior to the issuance of such Additional Stock, then the Warrant Price in effect immediately prior to each such issuance shall forthwith be reduced to the quotient of:

          (x) an amount equal to the sum of (a) Warrant Price in effect immediately prior to such issue multiplied by the number of shares of Common Stock Deemed Outstanding immediately prior to such issue, plus
          (b) the consideration, if any, received or deemed to be received by the Company upon such issue, divided by

          (y) the number of shares of Common Stock Deemed Outstanding immediately after such issue.

                    (C) Except to the limited extent provided for in Paragraph 4(d)(i)(G)(3), no adjustment of the Warrant Price pursuant to this Paragraph 4(d) shall have the effect of increasing the Warrant Price above the Warrant Price in effect immediately prior to such adjustment.

                    (D) In the case of the issuance of Additional Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

                    (E) In the case of the issuance of Additional Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as reasonably determined in good faith by the Board of Directors of the Company; PROVIDED that if the holder of this Warrant disagrees with such determination, then such fair value shall be determined by an appraiser or investment banker mutually acceptable to the holder of this Warrant and the Company. The fees of any such appraiser or investment banker shall be borne by the Company.

                    (F) For purposes of this Paragraph 4(d), (1) "OPTIONS" shall mean options or warrants to purchase or rights to subscribe for the indicated securities, and (2) "CONVERTIBLE SECURITIES" shall mean securities by their terms directly or indirectly convertible into or exchangeable for Common Stock.

                    (G) In the case of the issuance of Options for Common Stock, Convertible Securities or Options for Convertible Securities (where the shares of Common Stock issuable upon exercise of such Options or upon conversion or exchange of such Convertible Securities are not excluded from the definition of Additional Stock), the following provisions shall apply:

                         (1) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such Options shall be deemed to have been issued at the time such Options were issued and for a consideration equal to the consideration (determined in the manner provided in Paragraphs 4(d)(i)(D) and 4(e)(i)(E)), if any, received by the Company upon the issuance of such Options plus the minimum purchase price provided in such Options for the Common Stock covered thereby;

                         (2) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such Convertible Securities or upon the exercise of Options for such Convertible Securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such Convertible Securities or Options were issued and for a consideration equal to the consideration, if any, received by the Company for such Convertible Securities and related Options (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such Securities or the exercise of any related Options (the consideration in each case to be determined in the manner provided in Paragraphs 4(d)(i)(D) and 4(d)(i)(E));

                         (3) In the event of any change in the number of shares of Common Stock deliverable upon exercise of such Options or upon conversion of or in exchange for such Convertible Securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Warrant Price in effect at the time shall forthwith be readjusted to such Warrant Price as would have prevailed had the adjustment that was made upon the issuance of such Options or Convertible Securities that were not exercised, converted or exchanged prior to such change, been made upon the basis of such change, but no further adjustment shall be made for the actual issuance of Common Stock upon the exercise of such Options or the conversion or exchange of such Convertible Securities; and

                         (4) Upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Warrant Price computed upon the original issuance thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if,

                    (aa) in the case of Convertible Securities or Options for
               Common Stock, the only shares of Additional Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue of all such Convertible Securities whether or not converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

                    (bb) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of the issue of such Options, and the consideration received by the Company for the shares of Additional Stock deemed to have been then issued was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company upon the issue of the Convertible Securities with respect to which such Options were actually exercised.

          (ii) "ADDITIONAL STOCK" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to Paragraph 4(d)(i)(G)) by the Company after the Date of Grant other than:

               (A) Common Stock issued pursuant to a transaction described in Paragraph 4(b) or 4(c);

               (B) Common Stock issued upon the conversion or exercise of any securities convertible into Common Stock or options or warrants to purchase Common Stock (including, without limitation, this Warrant and the Other Warrants) outstanding on the Date of Grant; or

               (C) Up to 129,742 shares of Common Stock issued or issuable after the Date of Grant to officers, directors, employees or consultants of the Company upon the exercise of stock options (excluding shares issued under options outstanding on the Date of Grant) or under stock grants.

          (iii)      "QUALIFYING OFFERING" shall mean:

               (A) an underwritten public offering of the Common Stock resulting in gross proceeds to the Company of at least $2,000,000; or

               (B)  a private placement of the Common Stock in which:

                    (1) none of H. P. Park, David Hardee or any other officer or director of the Company or any of their affiliates purchases any shares;

                    (2) the Company obtains an opinion from an investment banker regarding the fairness to the Company and its stockholders of the sale price of the shares issued in the private placement;

                    (3) the price at which the shares are sold in the private placement is not less than the Current Market Price; and

                    (4) the Company offers each Holder a right of first offer (as provided in clause (iv) below).

          (iv) RIGHT OF FIRST OFFER. Subject to the terms and conditions specified in this Section 4(d)(iv), the Company hereby grants to each Holder (as defined in the Warrant Purchase Agreement) a right of first offer with respect to future sales by the Company of Common Stock in any private placement referred to in Section 4(d)(iii)(B) above in which the offering price is less than the Warrant Price in effect immediately prior to such offering ("PRIVATE PLACEMENT STOCK"). The Holders shall be entitled to apportion the right of first offer hereby granted them among themselves and their partners and affiliates in such proportions as they deem appropriate.

          Each time the Company proposes to offer any Private Placement Stock, the Company shall first make an offering of such Private Placement Stock to each Holder in accordance with the following provisions:

               (a) The Company shall deliver a notice ("Notice") to each Holder stating (i) its BONA FIDE intention to offer or issue such Private Placement Stock, (ii) the number of shares of such Private Placement Stock to be offered, (iii) the price, if any, for which it proposes to offer such Private Placement Stock, (iv) if known, the names and addresses of the proposed offerees and (v) the date (not less than 10 days from the date of the Notice) by which the Company requests that the Holders either acknowledge the Notice or notify the Company that the Notice fails to comply with the requirements of this Section 4(d)(iv) (the "Notice Acknowledgment Date").

               (b) Within 20 calendar days after a majority in interest of the Holders acknowledge to the Company in writing that the Notice complies with the requirements of this Section 4(d)(iv), each Holder may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Private Placement Stock which equals the proportion that the number of shares of Common Stock Deemed Outstanding then held by such Holder bears to the total number of shares of Common Stock Deemed Outstanding. The Holders shall not unreasonably withhold or delay such acknowledgment and, on or before the Notice Acknowledgement Date, a majority in interest of the Holders shall either deliver such acknowledgment to the Company or notify the Company that the Notice fails to comply with the requirements of this Section 4(d)(iv). The Company shall promptly, in writing, inform each Holder which purchases all the shares available to it ("Fully-Exercising Investor") of any other Holder's failure to do likewise. During the ten-day period commencing after receipt of such information, each Fully-Exercising Investor shall be entitled to obtain that portion of the Private Placement Stock not subscribed for by the Holders which is equal to the proportion that the number of shares of Common Stock Deemed Outstanding then held by such Fully-Exercising Investor bears to the total number of shares of Common Stock Deemed Outstanding then held by all Fully-Exercising Investors who wish to purchase some of the unsubscribed Private Placement Stock.

               (c) If all such Private Placement Stock referred to in the Notice are not elected to be purchased as provided in Paragraph
     4(d)(iv)(b) hereof, the Company may, during the ninety (90) -day period following the expiration of the period provided in Paragraph 4(d)(iv) hereof, offer the remaining unsubscribed Private Placement Stock to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Private Placement Stock within such period, or if such agreement is not consummated within 30 days of the execution thereof, the right provided hereunder shall again apply and such Private Placement Stock shall not be offered unless first reoffered to the Holders in accordance herewith.

          (v) "CURRENT MARKET PRICE" shall mean the average for the 30 consecutive trading days immediately preceding the date in question of the daily per share closing prices of the Common Stock on the principal stock exchange on which it is listed. The closing price referred to above shall be the last reported sale price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, on the principal securities exchange on which the Common Stock is then listed.

          (e)  SPECIAL ADJUSTMENT TO NUMBER OF SHARES.   In the event the
aggregate number of shares of Common Stock issued or issuable after the Date of Grant to officers, directors, employees or consultants of the Company upon exercise of stock options (excluding shares issued under options outstanding on the Date of Grant) or under stock grants exceeds 129,742 shares of Common Stock (whether or not such issuances cause an adjustment in the Warrant Price), then the number of shares of Common Stock initially obtainable under this Warrant shall be increased by 18% of such excess number of Shares multiplied by the ratio of the number of Shares then obtainable under this Warrant divided by the aggregate number of shares of Common Stock then obtainable under this Warrant and the Other Warrants.

          (f) NO IMPAIRMENT. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Paragraph 4 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

          (g) NOTICES OF RECORD DATE. In the event of any taking by the Company of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of any class or any other securities or property, or to receive any other right, the Company shall mail to the holder of this Warrant, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

          (h) ADJUSTMENT OF NUMBER OF SHARES. Upon each adjustment in the Warrant Price, the number of Shares of Common Stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

     5.   NOTICE OF ADJUSTMENTS.

          (a) NOTICE. Whenever the Warrant Price or the number of Shares purchasable hereunder shall be adjusted pursuant to Paragraph 4 hereof, the Company shall prepare a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and the number of Shares purchasable hereunder after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by first class mail, postage prepaid) to the holder of this Warrant.

          (b) RECEIPT NOT CONCURRENCE. The receipt by the holder of this Warrant of any certificate or notice referred to in this Section 5, or any other information furnished to the holder by the Company, shall not be deemed to indicate the holder's agreement or concurrence with the calculations or other information set forth therein, whether or not the holder sends the Company a response to such certificate, notice or other information.

     6. FRACTIONAL SHARES. No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor based on the fair market value of the Common Stock on the date of exercise as reasonably determined in good faith by the Company's Board of Directors.

     7. COMPLIANCE WITH SECURITIES ACT; DISPOSITION OF WARRANT OR SHARES OF COMMON STOCK.

          (a) COMPLIANCE WITH SECURITIES ACT. The holder of this Warrant, by acceptance hereof, agrees that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired for investment and that such holder will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "ACT"). Upon exercise of this Warrant, unless the Shares being acquired are registered under the Act or an exemption from such registration is available, the holder hereof shall confirm in writing, by executing the form attached as Schedule 1 to Exhibit A hereto, that the shares of Common Stock so purchased are being acquired for investment and not with a view toward distribution or resale. This Warrant and all Shares issued upon exercise of this Warrant (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

     "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (ii) AN OPINION OF COUNSEL FOR THE HOLDER,

     REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED, (iii) RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF
     SECTION 7 OF THE WARRANT UNDER WHICH THIS SECURITY WAS ISSUED."

          (b) DISPOSITION OF WARRANT OR SHARES. With respect to any offer, sale or other disposition of this Warrant or any shares of Common Stock acquired pursuant to the exercise of this Warrant prior to registration of such shares, the holder hereof and each subsequent holder of this Warrant agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder's counsel, if reasonably requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state law then in effect) of this Warrant or such shares of Common Stock and indicating whether or not under the Act certificates for this Warrant or such shares of Common Stock to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to insure compliance with the Act. Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Company, as promptly as practicable, shall notify such holder that such holder may sell or otherwise dispose of this Warrant or such shares of Common Stock, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this subparagraph
(b) that the opinion of counsel for the holder is not reasonably satisfactory to the Company, the Company shall so notify the holder promptly after such determination has been made. Notwithstanding the foregoing, this Warrant or such shares of Common Stock may be offered, sold or otherwise disposed of in accordance with Rule 144 under the Act, provided that the Company shall have been furnished with such information as the Company may reasonably request to provide a reasonable assurance that the provisions of Rule 144 have been satisfied. Each certificate representing this Warrant or the shares of Common Stock thus transferred (except a transfer pursuant to Rule 144) shall bear a legend as to the applicable restrictions on transferability in order to insure compliance with the Act, unless in the aforesaid opinion of counsel for the holder, such legend is not required in order to insure compliance with the Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

     8. RIGHTS AS STOCKHOLDERS; INFORMATION. No holder of this Warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein. Notwithstanding the foregoing, (a) each of Pacific Mezzanine Fund, L.P., BW Capital Corporation and Pacific Private Capital, for so long as it holds any Warrants, shall be a beneficiary of and entitled to the same fiduciary duties that may be owed, from time to time, by the Company's board of directors and controlling stockholders to the holders of shares of Common Stock, and (b) the Company will transmit to the holder of this Warrant such information, documents and reports as are generally distributed to the holders of any class or series of the securities of the Company concurrently with the distribution thereof to the stockholders.

     9. REFERENCE TO WARRANT PURCHASE AGREEMENT. This Warrant has been issued under the Warrant Purchase Agreement. Reference is made to such agreement for a statement of certain rights and obligations of the Company and the holder hereof including, without limitation, the holder's net issuance and registration rights and the requirement that this Warrant be converted into Common Stock in certain events. In the event of any conflict between this Warrant and the Warrant Purchase Agreement, the terms of the Warrant Purchase Agreement will control.

     10. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the holder of this Warrant as follows:

          (a) This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms;

          (b) The Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable;

          (c) The rights, preferences, privileges and restrictions granted to or imposed upon the Shares and the holders thereof are as set forth in the Company's Restated Certificate of Incorporation, as amended, a true and complete copy of which has been delivered to the original holder of this Warrant;

          (d) The execution and delivery of this Warrant are not, and the issuance of the Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Company's Restated Certificate of Incorporation, as amended, or bylaws, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration with or the taking of any action in respect of or by, any Federal, state or local government authority or agency or other person; and

          (e) The Company has obtained all consents required in order to grant the holder of this Warrant the rights described in Section 2 of the Warrant Purchase Agreement other than any filings with governmental authorities or agencies or notices to stock exchanges that may be required at the time of exercise.

     11. MODIFICATION AND WAIVER. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

     12. NOTICES. Any notice, request or other document required or permitted to be given or delivered to the holder hereof or the Company shall (a) be in writing, (b) be delivered personally or sent by mail or overnight courier to the intended recipient to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefor on the signature page of this Warrant, unless the recipient has given notice of another address, and (c) be effective on receipt if delivered personally, five (5) days after dispatch if mailed, and one business day after dispatch if sent by courier service.

     13. TRANSFERABILITY. The holder hereof may transfer this Warrant in its entirety at any time. In addition, the holder hereof may transfer this Warrant from time to time and in whole or in part to a transferee or assignee (a) who is a partner or affiliate of the holder hereof or (b) who acquires a Warrant covering at least 5O,000 Shares.

     14. LOST WARRANTS OR STOCK CERTIFICATES. The Company covenants to the holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

     15. DESCRIPTIVE HEADINGS. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

     16. GOVERNING LAW. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the internal laws (and not the law of conflicts) of the State of California.

                                   KLEER-VU INDUSTRIES, INC.


                                   By:
                                      -------------------------------------
                                   Title:
                                         ----------------------------------

                                   Address:

                                        921 West Artesia Blvd.
                                        Compton, California 90220

Date:             , 19
     -------------    --

                                    EXHIBIT A


                               NOTICE OF EXERCISE



To:  KLEER-VU INDUSTRIES, INC.


     1. The undersigned hereby elects to purchase ______ shares of Common Stock of KLEER-VU INDUSTRIES, INC. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

     2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:

                        ________________________________
                                     (Name)


                        ________________________________


                        ________________________________
                                    (Address)


     3. The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares. In support thereof, the undersigned has executed an Investment Representation Statement attached hereto as Schedule 1.



                                          _________________________________
                                                  (Signature)




___________________________
         (Date)

                                   EXHIBIT A-1


                               NOTICE OF EXERCISE


To:  KLEER-VU INDUSTRIES, INC. (the "Company")


     1. Contingent upon and effective immediately prior to the closing (the "Closing") of the Company's public offering contemplated by the Registration Statement on Form S-__________, filed _________________, 19___, the undersigned hereby elects to purchase ___ shares of Common Stock of the Company (or such lesser number of shares as may be sold on behalf of the undersigned at the Closing) pursuant to the terms of the attached Warrant.

     2. Please deliver to the custodian for the selling shareholders a stock certificate representing such __________ shares.

     3. The undersigned has instructed the custodian for the selling shareholders to deliver to the Company $ ______________ or, if less, the net proceeds due the undersigned from the sale of shares in the aforesaid public offering. If such net proceeds are less than the purchase price for such shares, the undersigned agrees to deliver the difference to the Company prior to the Closing.


                                          _________________________________
                                                  (Signature)




___________________________
         (Date)

                                               SCHEDULE 1



                       INVESTMENT REPRESENTATION STATEMENT


Purchaser  :

Company    :   KLEER-VU INDUSTRIES, INC.

Security   :   Common Stock

Amount     :

Date       :


     In connection with the purchase of the above-listed securities (the "Securities"), the undersigned (the "Purchaser") represents to the Company as follows:

     (a) The Purchaser is aware of the Company's business affairs and financial condition, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. The Purchaser is purchasing the Securities for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933 ("Securities Act").

     (b) The Purchaser understands that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Purchaser's investment intent as expressed herein. In this connection, the Purchaser understands that, in the view of the Securities and Exchange Com-mission ("SEC"), the statutory basis for such exemption may be unavailable if the Purchaser's representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

     (c) The Purchaser further understands that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. Moreover, the Purchaser understands that the Company is under no obligation to register the Securities. In addition, the Purchaser understands that the certificate evidencing the Securities will be imprinted with the legend referred to in the warrant under which the Securities are being purchased.


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

      (d) The Purchaser is aware of the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, if applicable, including, among other things: The availability of certain public information about the Company; the resale occurring not less than two years after the party has purchased and paid for the securities to be sold; the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934) and the amount of securities being sold during any three-month period not exceeding the specified limitations stated therein.

     (e) The Purchaser further understands that at the time it wishes to sell the Securities there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, the Purchaser may be precluded from selling the Securities under Rule 144 even if the two-year minimum holding period had been satisfied.

     (f) The Purchaser further understands that in the event all of the requirements of Rule 144 are not satisfied and the provisions of Rule 144(k) do not apply, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.


                                             Purchaser:



                                             __________________________________


                                             Date:_________________, 19________


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